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                                                                       EXHIBIT 5



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
CANADA LIFE                                                         VARIABLE ANNUITY APPLICATION
INSURANCE COMPANY OF AMERICA                                          [ ]  VARIFUND    [ ]  VARIFUNDPLUS
P.O. BOX 105662                                                       [ ]  OTHER
ATLANTA, GA 30348-5662                                                          -------------------------------
(800) 905-1959


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1A. CONTRACT OWNER                                                  1B. JOINT OWNER (IF APPLICABLE)
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Name (first, mi., last)                                             Name (first, mi., last)

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Street Address                                                      Street Address


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City                     State                          ZIP         City                     State                    ZIP


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Birth Date (mo,day,yr):                                             Birth Date (mo,day,yr):
                                             [ ] Male                                                             [ ] Male
-------------------------------------------                         ------------------------------------------
Soc. Sec./Federal ID #:                      [ ] Female             Soc. Sec./Federal ID #:                       [ ] Female

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Home Phone # (    )                Work Phone # (   )               Home Phone # (   )                Work Phone # (   )

Email:                             Fax # (   )                      Email:                            Fax # (   )
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2A. ANNUITANT (IF DIFFERENT FROM CONTRACT OWNER)                    2B. JOINT ANNUITANT (IF APPLICABLE)
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Name (first, mi., last)                                             Name (first, mi., last)

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Street Address                                                      Street Address


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City                State                ZIP                        City                State               ZIP


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Birth Date (mo,day,yr):                                             Birth Date (mo,day,yr):
                                             [ ] Male                                                            [ ] Male
-------------------------------------------                         ------------------------------------------
Soc. Sec./Federal ID #:                      [ ] Female             Soc. Sec./Federal ID #:                      [ ] Female

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Home Phone # (   )              Work Phone # (   )                  Home Phone # (   )                Work Phone # (   )

Email:                          Fax # (   )                         Email:                            Fax # (   )
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3A. PRIMARY BENEFICIARY(S) (Enclose a signed and dated letter if    3B. CONTINGENT BENEFICIARY(S) (Enclose a signed and dated
more detailed beneficiary information is required. If not           letter if more detailed beneficiary information is required.
indicated otherwise, payment is made "per capita" versus "per       If not indicated otherwise, payment is made "per capita"
stirpes".)                                                          versus "per stirpes".)
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Name (first, mi., last)                                             Name (first, mi., last)



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Soc. Sec./Federal ID #:                      Percentage %           Soc. Sec./Federal ID #:                    Percentage %

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Name (first, mi., last)                                             Name (first, mi., last)



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Soc. Sec./Federal ID #:                      Percentage %           Soc. Sec./Federal ID #:                    Percentage %

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4. PLAN TYPE (CHECK ONE)                                            5. PREMIUM/PURCHASE PAYMENTS
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[ ] NONQUALFIED                                                     A.  Initial Payment with Application $
                                                                                                          ---------------
------------------------------------------------------------------
                                                                    B.  1035 Exchange?         [ ] Yes*          [ ] No
[ ] QUALIFIED (CHECK APPROPRIATE BOX BELOW)
                                                                    C.  Is this a Transfer?    [ ] Yes*          [ ] No

    [ ] Individual IRA*     [ ] Roth IRA*     [ ] SEP/IRA*                        Rollover?    [ ] Yes*          [ ] No

               *Indicate Contribution Year:
                                           ----------               *If yes, expected amount: $
                                                                                               ------------------------
    [ ] 401(k)                [ ] Other
                                       -----------------------      *1035 Exchanges require an Absolute Assignment form and
                                                                    Transfers/Rollovers require an Authorization to Transfer
    [ ] TSA/403(b)            [ ] Keogh (HR-10)                     Funds form.

    [ ] 457                   [ ] Simple




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
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6. REPLACEMENT INFORMATION                                          7. PRE-AUTHORIZED CHECK (PAC)
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Will this annuity replace any existing life insurance or annuity    I/We authorize the Company to collect $______________________
contract?                                                           starting on __________________________________ by initiating electronic debit entries to my account.
Yes*  [ ]               No  [ ]

*If yes, give details below:                                        Select One:
                                                                     [ ] CHECKING (ATTACH VOIDED CHECK)
Transferring Company:
                     ---------------------------------------         [ ] SAVINGS (ATTACH DEPOSIT SLIP)

Plan:                             Year Issued:
     ----------------------------             --------------        If start date is not indicated, this option will commence 30 days from issue date. This option is not available on the 29th,
                                                                    30th or 31st day of each month.
       *If yes, state replacement form(s) may be required.

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8.  TELEPHONE TRANSFERS (READ CAREFULLY)
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I hereby authorize and direct Canada Life Insurance Company of America (CLICA) to act on telephone instructions, from myself or my authorized Registered Representative, when proper identification is furnished, to exchange units from any Fixed, Market Value
Adjustment (MVA) or Sub-account to any other Fixed, MVA or other Sub-account and/or to change the allocation of future purchase payments. I agree that CLICA is not liable for any loss arising from any exchange or change in allocation of future purchase payments by acting in accordance with these telephone instructions. CLICA will employ reasonable procedures to confirm that telephone instructions are genuine. If not, CLICA may be liable for any losses due to unauthorized or fraudulent transfers. Please refer to Prospectus for restrictions regarding MVA accounts. I understand that a separate authorization form, #V1039, will need to be completed to provide telephone transfer authorization for any other individuals.

X                                                              X
 ---------------------------------------------------             ---------------------------------------------------------
Signature of Owner (Trustee/Custodian, if applicable)          Signature of Joint Owner (Trustee/Custodian, if applicable)
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9. INVESTMENT SELECTIONS
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Use whole percentages to indicate the investment allocations desired. The percentages allocated for all portfolios must equal 100%.
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                       Fidelity Funds                                                       Montgomery Funds
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      %   Fidelity VIP II Asset Manager            16/36/304              %   Montgomery Emerging Markets             86/96/360
------                                                              ------
      %   Fidelity VIP Growth                      17/37/204              %   Montgomery Growth                       87/97/363
------                                                              ------
      %   Fidelity VIP High Income                 18/38/313
------                                                           -------------------------------------------------------------------
      %   Fidelity VIP Overseas                    19/39/314                            Seligman Portfolios, Inc.
------                                                           -------------------------------------------------------------------
      %   Fidelity VIP II Index 500                20/40/320              %   Seligman Communications & Information   50/70/324
------                                                              ------
      %   Fidelity VIP II Contrafund               52/72/333              %   Seligman Frontier                       51/71/330
------                                                              ------
      %   Fidelity VIP III Growth Opportunities    53/73/334              %   Seligman Global Technology              929/939/949
------                                                              ------
      %   Fidelity VIP Money Market                54/74/048              %   Seligman Small Cap Value                930/940/950
------                                                              ------
      %   Fidelity VIP II Investment Grade Bond    55/75/049
------

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                        Dreyfus Funds                                                         Goldman Sachs
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      %   Dreyfus VIF-Appreciation                 46/47/323              %   Goldman Sachs VIT Growth & Income       137/147/374
------                                                              ------
      %   Dreyfus VIF-Growth and Income            80/90/340              %   Goldman Sachs VIT Core U.S. Equity      138/148/380
------                                                              ------
      %   Dreyfus Socially Responsible Growth      81/91/343              %   Goldman Sachs VIT Capital Growth        139/149/383
------                                                              ------
                                                                          %   Goldman Sachs VIT Global Income         140/150/384
                                                                    ------

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                         Berger Funds                                                        Fixed Accounts
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      %   Berger IPT International                 88/98/364              %   1 year                                  001
------                                                              ------
      %   Berger IPT Small Company Growth          89/99/370              %   3 year MVA*                             303
------                                                              ------
                                                                          %   5 year MVA*                             305
                                                                    ------
------------------------------------------------------------------        %   7 year MVA*                             307
                       The Alger American Fund                      ------
------------------------------------------------------------------        %   10 year MVA*                            310
      %   Alger American SmallCap                  82/92/344        ------
------
      %   Alger American Growth                    83/93/350        *Not available in all states
------
      %   Alger American MidCap Growth             84/94/353        I/WE FURTHER UNDERSTAND THAT AMOUNTS TRANSFERRED, WITHDRAWN, OR
------                                                              SURRENDERED UNDER THIS POLICY FROM THE 3, 5, 7, AND 10 YEAR
      %   Alger American Leveraged AllCap          85/95/354        FIXED ACCOUNTS MAY INCREASE OR DECREASE IN ACCORDANCE WITH A
------                                                              MARKET VALUE ADJUSTMENT DURING THE TERM PERIOD SPECIFIED IN
                                                                    THIS POLICY, SUBJECT TO THE MINIMUM VALUES DEFINED IN THE
                                                                    POLICY.

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                                                            Other Funds*
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       %  Fund Name                                                         % Fund Name
-------            ---------------------------------------------    --------           -------------------------------------

       %  Fund Name                                                         % Fund Name
-------            ---------------------------------------------    --------           -------------------------------------

*This section added to accomodate funds that may be added at a later date. Your representative should advise you of the names of such accounts.
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10.  SERVICE OPTIONS
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By initialing the box(es) in the following sections, I/We hereby authorize the company to initiate the option(s) indicated. I/We understand and agree that said authorization: 1) Only applies to the policy applied for and separate authorization must be completed for other policies. 2) Will continue in effect until the company receives written revocation from me/us or the company discontinues the option(s).

I/We will consult the current prospectus for more details on the service options below, such as the minimums and maximums.

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[      ]  11.  DOLLAR COST AVERAGING                                [      ]  12.  SYSTEMATIC WITHDRAWAL PRIVILEGE (SWP)
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I/We hereby authorize the Company to automatically transfer, on     I/We hereby authorize the Company to initiate withdrawals from
a periodic basis, amounts for regular level investments over        my Policy via Electronic Funds Transfer, as indicated below.
time, from one sub-account or the 1 year Fixed Account shown on this form, to any of the other sub-accounts or Fixed Accounts
specified on this form.                                             SELECT ONE: [ ] CHECKING              [ ] SAVINGS
                                                                                    (ATTACH VOIDED CHECK)     (ATTACH DEPOSIT SLIP)
Transfer $                 or Number of Transfers
          ----------------                        --------          Withdraw:     [ ] Maximum amount allowed without incurring a
                                                                                      Surrender Charge,
From    [ ] DCA - 12 month,    [ ] DCA - 6 month or
        [ ] Other                                                   or $                 , to *start on          /        /        .
                  --------------------                                  -----------------                -------- -------- --------

Frequency :                                                         Stop Date:      /     /      or Number of Withdrawals:         .
                                                                               ----- ----- -----                           --------
     [ ]  Monthly       [ ]   Quarterly       [ ]   Semi-Annually
     [ ]  Annually                                                  Withdrawal From (please use numeric codes listed in the
                                                                    Investment Section :
*Start Date                                  .
            ---------------------------------
                                                                    -------------    ------------    ------------    -------------
Transfer above amount to the funds selected in Section 9, Page 2.
                                                                    -------------    ------------    ------------    -------------
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[      ]  13. AUTOMATIC ACCOUNT REBALANCING                         Frequency of Withdrawal:
------------------------------------------------------------------       [ ] Monthly        [ ] Quarterly        [ ] Semi-Annually
                                                                         [ ] Annually
I/We hereby authorize the Company to provide automatic
rebalancing services as indicated below:                            Federal Tax Withholding. (If a box is not marked, 10% will automatically be withheld from all withdrawals.)
Frequency of Rebalancing:                                             [ ]  Do NOT withhold.

    [ ]  Monthly       [ ]  Quarterly        [ ]  Semi-Annually       [ ]  Please withhold $               (amount) or            %.
    [ ]  Annually                                                                           --------------             ----------
                                                                    State Tax Withholding.
*Start Date                                           .               [ ]  Please withhold $               (amount) or            %.
            ------------------------------------------                                       -------------             ----------
                                                                    NOTE: WITHDRAWALS FROM THE 3, 5, 7 AND 10 YEAR FIXED ACCOUNTS
------------------------------------------------------------------  WILL BE SUBJECT TO A MARKET VALUE ADJUSTMENT.
*For sections 11-13, if a start date is not indicated, those options will commence 30 days from the issue date. Processing is not available on the 29th, 30th, or 31st of the month.

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14.  FRAUD WARNING
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FL RESIDENTS: Any person who knowingly, and with intent to injure, defraud, or deceive any insurer, files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

AR, KY, OH, NM AND PA RESIDENTS: Any person who knowingly, and with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

CO RESIDENTS: It is unlawful to provide false, incomplete, or misleading facts of information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, and denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a contractholder or claimant for the purpose of defrauding or attempting to defraud the contractholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.

DC RESIDENTS: Warning: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

ME AND VA RESIDENT: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or denial for insurance benefits.

NJ RESIDENTS: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.
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15.  ANNUITANT AND OWNER STATEMENT
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If this annuity is purchased through a financial institution, I understand that I am purchasing a variable annuity product and that:
(a) past performance is NOT a guarantee of future results; (b) variable annuity products are not insured by the Federal Deposit
Insurance Corporation or any other agency of the United States; (c) they are not guaranteed by the bank or any affiliate; (d) they are subject to investment rules, including possible loss of principal investment; and (e) early withdrawals from an annuity may be subject to surrender charges, taxation as ordinary income, and an additional non-deductible excise tax.

All statements made in this application (including all pages) are true and I agree to all terms and conditions as stated herein. I also agree that this application will become a part of my annuity contract. I FURTHER VERIFY MY UNDERSTANDING THAT ALL PAYMENTS AND
VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT, ARE VARIABLE AND NOT GUARANTEED AS TO
DOLLAR AMOUNT. I acknowledge receipt of a current prospectus. The variable annuity applied for is not unsuitable for my investment objective, financial situation and needs. Under penalty of perjury, I certify that the social security or taxpayer identification number is correct as it appears in this application.

[ ]    I/WE REQUEST THE STATEMENT OF ADDITIONAL INFORMATION.

SIGNED AT                                 THIS              DAY OF                         IN THE YEAR OF                       .
          -------------------------------      ------------        -----------------------                 ---------------------
                 (CITY AND STATE)

X                                                                   X
 ---------------------------------------------------                 ------------------------------------------------------------
   SIGNATURE OF ANNUITANT (IF DIFFERENT FROM OWNER)                    SIGNATURE OF JOINT ANNUITANT (IF DIFFERENT FROM OWNER)

X                                                                   X
 ------------------------------------------------------              -----------------------------------------------------------
 SIGNATURE OF OWNER  (TRUSTEE/CUSTODIAN, IF APPLICABLE)              SIGNATURE OF JOINT OWNER (TRUSTEE/CUSTODIAN, IF APPLICABLE)

[ ] I/WE ACKNOWLEDGE RECEIPT OF PROSPECTUS DATED                                                  .
                                                 -------------------------------------------------

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16.  REGISTERED REPRESENTATIVE CERTIFICATION
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Will the proposed contract replace any existing annuity or insurance contract?    [ ] Yes    [ ] No
If yes, replacement requirements must be met.

Statement of Agent:
I certify that I have asked all the questions in the application and correctly recorded the answers of the proposed Owner/Annuitant.
I have presented to the Company all the pertinent facts, and I know nothing unfavorable about the proposed Owner/Annuitant that is not stated in this application.

SIGNED AT                                 THIS              DAY OF                         IN THE YEAR OF                       .
          -------------------------------      ------------        -----------------------                 ---------------------
(REQUIRED)       (CITY AND STATE)

X                                                                   X
 ---------------------------------------------------                  ----------------------------------------------------------
  SIGNATURE OF REGISTERED REPRESENTATIVE                                  SIGNATURE OF REGISTERED REPRESENTATIVE
(REQUIRED)


  ---------------------------------------------------                   ----------------------------------------------------------
   PRINTED NAME                                                          PRINTED NAME
(REQUIRED)

  NAME OF BROKER/DEALER:
                         ------------------------------------------------------------------------------

  REGISTERED REPRESENTATIVE'S CONTRACT #:                                REGISTERED REPRESENTATIVE'S CONTRACT  #:
                                         -------------------                                                     ------------------

   PHONE #:                                                              PHONE #:
            --------------------------------------------                          -------------------------------------------------

   FAX #:                                                                FAX #:
          ----------------------------------------------                        ---------------------------------------------------

   EMAIL ADDRESS:                                                        EMAIL ADDRESS:
                 ---------------------------------------                                -------------------------------------------

   CLIENT BROKERAGE ACCOUNT NUMBER (IF APPLICABLE):
                                                    --------------------------------------------------------------------

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                                                     COMMISSION OPTION SELECTION

            [ ] Option A (No Trail)                    [ ] Option B (Trail)                  [ ] Option C (Trail)

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